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                                                                    Exhibit 99.1



NEUBERGER BERMAN INC.                                        [LOGO]
605 Third Avenue
New York, NY 10158-3698
Tel 212.476.9000


PRESS RELEASE


Contact: Robert Matza
Executive Vice President and Chief Administrative Officer
(212) 476-9808

FOR IMMEDIATE RELEASE



           NEUBERGER BERMAN REPORTS FIRST QUARTER NET OPERATING INCOME
                     OF $34.1 MILLION, OR $0.69 PER SHARE,
                   EXCLUDING A TAX BENEFIT OF $0.12 PER SHARE

                TOTAL ASSETS UNDER MANAGEMENT REACH $55.5 BILLION

             $21.8 BILLION RECORD ASSETS IN PRIVATE ASSET MANAGEMENT

--------------------------------------------------------------------------------


New York, NY, April 13, 2000...Neuberger Berman (NYSE: NEU) today reported net operating income of $34.1 million, or $0.69 per share, excluding a financial statement tax benefit of $0.12 per share, for the first quarter ended March 31, 2000, the Company's first full quarter since its initial public offering was completed on October 13, 1999. This compares with pro forma net income from operations of $34.7 million, or $0.69 per share, in the prior year period. All pro forma results for 1999 assume that the Company's initial public offering, reorganization and other related transactions had occurred at the beginning of that year.


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Net income for the current quarter of $40.2 million, or $0.81 per share, reflects a financial statement tax benefit related to the change in the price of the Company's stock from December 31, 1999 to March 31, 2000, in connection with the Company's Employee Defined Contribution Stock Incentive Plan. Excluding the financial statement tax benefit, the effective tax rate was 43.3%.

Operating results also include a pre-tax charge of approximately $750,000 for employees' severance payments related to a decision to outsource certain administrative activities in mutual fund operations. The Company believes this will result in greater efficiency and future cost savings. Net revenues after interest expense for the quarter were $155.4 million versus pro forma net revenues after interest expense of $145.6 million in the prior year period. Assets under management reached $55.5 billion at quarter-end, up from $54.4 billion at December 31, 1999 and $55.0 billion at March 31, 1999.

As previously announced, the Company has authorized a $50 million common stock repurchase program. In the quarter, 376,685 shares of stock were repurchased for approximately $9.4 million. Subsequent purchases may be made from time to time in the open market and in negotiated transactions, subject to market conditions.

Jeffrey B. Lane, President and Chief Executive Officer, said, "The operating results for this quarter are beginning to reflect the invigorating effect of our recent public offering, as we carry through on our strategy to grow assets and diversify our products and investment styles. Assets under management in the Private Asset Management segment reached a record level of $21.8


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billion. Our growing national sales force of 32 Client Consultants generated
$206 million in new assets in the quarter, up from $172 million in the fourth quarter of 1999. Strong performance and a more diversified product line are showing results, as evidenced by the 67% increase this quarter in our Growth Equity Group's assets to $4.5 billion, up from $2.7 billion at December 31, 1999. We continue to develop new products, and have filed a technology fund, which is expected to begin operations in May this year, and a new institutional cash fund, which is expected to begin operations shortly thereafter.

"We are particularly pleased with the improvement in performance of our mutual funds and sub-advised accounts. All but two of our equity mutual funds outperformed their benchmarks in the quarter, some by a significant margin, and net cash outflows from mutual funds and sub-advised accounts declined substantially to $498 million, down from $1.5 billion in the prior quarter. Institutional separate accounts experienced $640 million of net cash outflows in the quarter, half of which were in fixed income separate accounts. Although the equity markets continue to be volatile, we remain committed to our goal of improving investment performance.

"Neuberger Berman's strong financial base and management structure enable us to remain focused on our five key initiatives: diversifying the breadth of products and services we offer; enhancing client service; continually improving investment performance; increasing assets under management; and building stockholder value."



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                            PRIVATE ASSET MANAGEMENT

            NET REVENUES: $73.5 MILLION VS. $63.1 MILLION*, UP 16.5%

            PRETAX INCOME: $36.2 MILLION VS. $32.4 MILLION*, UP 11.8%

--------------------------------------------------------------------------------

Assets under management in the Private Asset Management segment reached a record $21.8 billion at March 31, 2000, an increase of 3.3% in the first quarter and up 14.9% from $19.0 billion at March 31, 1999. This segment, which provides asset management services to individuals, families and small institutions, as well as a range of estate and retirement planning and trust services through its trust companies, accounted for 60.1% of consolidated pretax operating income for the quarter, compared to 52.9% in the prior year period.

The Company continues its focus on generating asset growth in this segment through expansion of the national sales force of Client Consultants and attracting investment teams with existing client relationships. The Company's ability to offer diversified styles of investment management to clients, combined with solid investment results, have been key drivers of this segment's strong performance.






* Pro forma


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                          MUTUAL FUND AND INSTITUTIONAL

           NET REVENUES: $55.8 MILLION VS. $62.5 MILLION*, DOWN 10.8%

           PRETAX INCOME: $16.5 MILLION VS. $23.8 MILLION*, DOWN 30.6%

--------------------------------------------------------------------------------


Assets under management in the Mutual Fund and Institutional segment were $33.7 billion at March 31, 2000, as compared to $33.3 billion at year end 1999, and down 6.4% from $36.0 billion at March 31, 1999. Although some products continued to experience net cash outflows, the total $1.2 billion outflow recorded in the quarter represented a substantial decline from the $2.1 billion of net outflows in the fourth quarter of 1999. The Company remains optimistic about cash flow in this segment over time, primarily because of its more fully diversified product line and improving investment performance.

Overall, the performance of the Company's mutual funds in the quarter was strong. The market environment became more favorable for its larger value-style funds, and the performance of the Company's small, mid and large cap growth funds and international fund continued to be impressive.




* PRO FORMA


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

                        PROFESSIONAL SECURITIES SERVICES

            NET REVENUES: $26.1 MILLION VS. $20.0 MILLION*, UP 30.5%

             PRETAX INCOME: $7.5 MILLION VS. $5.1 MILLION*, UP 48.9%

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The increase in net revenues in the Professional Securities Services segment versus the prior year quarter is primarily attributable to favorable results from market-maker activities and increased revenues from Professional Investor Clearing Services activities.

                                 *     *     *

Neuberger Berman is an investment advisory company that has provided clients with a broad range of investment products, services and strategies for more than 60 years. The company engages in private asset management, mutual funds and institutional management, and professional securities services for individuals, institutions, corporations, pension funds, foundations and endowments. Its website, and this news release, can be accessed at WWW.NB.COM.

Statements made in this release which look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include the ability of the Company to successfully implement its operating strategy and acquisition strategy, the Company's ability to manage rapid expansion, changes in economic cycles, competition from other companies, changes in governmental regulations applicable to the Company and other risk factors detailed in the Company's Securities and Exchange Commission filings.





* Pro forma





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NEUBERGER BERMAN INC. AND SUBSIDIARIES
CONSOLIDATED AND PRO FORMA CONDENSED STATEMENTS OF INCOME (UNAUDITED) FOR THE QUARTERS ENDING MARCH 31, 2000, DECEMBER 31, 1999 AND MARCH 31,1999 (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           THREE MONTHS ENDED
                                                    ----------------------------------            FAV (UNFAV)
                                                     ACTUAL          PRO FORMA (1)               CHANGE FROM
                                                    --------    ----------------------      ------------------------
                                                    MARCH 31,   DECEMBER 31,  MARCH 31,     DECEMBER 31,   MARCH 31,
                                                      2000         1999         1999           1999           1999
                                                    --------     --------     --------       --------       --------
REVENUES:
Investment advisory and administrative fees (2)     $ 96,951     $ 92,566     $ 94,606          4.7%          2.5%
Commissions                                           39,828       34,913       38,351         14.1%          3.9%
Interest                                              51,025       45,682       40,251         11.7%         26.8%
Principal transactions in securities                   5,076        4,006        2,085         26.7%        143.5%
Clearance fees                                         3,622        2,922        2,813         24.0%         28.8%
Other income                                             838          522        1,069         60.5%        (21.6%)
                                                    --------     --------     --------
      GROSS REVENUES                                 197,340      180,611      179,175          9.3%         10.1%
Interest expense                                      41,928       37,094       33,559        (13.0%)       (24.9%)
                                                    --------     --------     --------
      NET REVENUES AFTER INTEREST EXPENSE            155,412      143,517      145,616          8.3%          6.7%
                                                    --------     --------     --------

OPERATING EXPENSES:
Employee compensation and benefits                    65,933       57,788       57,305        (14.1%)       (15.1%)
Information technology                                 5,221        5,340        4,182          2.2%        (24.8%)
Rent and occupancy                                     4,164        4,102        3,145         (1.5%)       (32.4%)
Brokerage, clearing and exchange fees                  2,843        2,353        3,021        (20.8%)         5.9%
Advertising and sales promotion                        2,452        2,381        2,716         (3.0%)         9.7%
Distribution and fund administration (2)               4,392        4,550        5,219          3.5%         15.8%
Professional fees                                      2,277        2,439        2,364          6.6%          3.7%
Depreciation and amortization                          2,460        2,701        2,095          8.9%        (17.4%)
Other expenses                                         5,452        5,755        4,364          5.3%        (24.9%)
                                                    --------     --------     --------
      TOTAL OPERATING EXPENSES                        95,194       87,409       84,411         (8.9%)       (12.8%)
                                                    --------     --------     --------
      NET INCOME BEFORE TAXES                         60,218       56,108       61,205          7.3%         (1.6%)
Provision for income taxes                            19,977(3)    24,295       26,502         17.8%         24.6%
                                                    --------     --------     --------
      NET INCOME                                    $ 40,241     $ 31,813     $ 34,703         26.5%         16.0%
                                                    ========     ========     ========


NET INCOME PER COMMON SHARE
      Basic and diluted:
         Net income per share                       $   0.81     $   0.64     $   0.69
         Weighted average common shares
            outstanding                               49,476       49,928       50,022

Notes:

(1) Given the firm's conversion from partnership to corporation in the fourth quarter of 1999, management believes that the best measure by which to assess the firm's performance in 1999 is operating results on a pro forma basis, as if the initial public offering, reorganization and other related transactions had taken place at the beginning of 1999.

     The Pro Forma Condensed Statement of Income gives effect to the following items:

     - Adjustment to reflect decrease in interest expense due to the repayment of short term borrowings and a portion of the subordinated note from net proceeds of the IPO and increase in interest expense due to refinancing the balance of the subordinated note.

     -    Adjustment to reflect compensation expense paid in corporate form.

     - Adjustment to reflect provision for income taxes in corporate form and reverse actual unincorporated business tax and state and local taxes.

(2) A reclassification was recorded to gross up administrative fees received by the Company from their mutual funds and paid to third party administrators as fund administration expense, previously reported net.

(3) Provision for income taxes for the current quarter reflects a financial statement tax benefit of $6,097 related to the change in the price of the Company's stock from December 31, 1999 to March 31, 2000, in connection with the Company's Employee Defined Contribution Incentive Plan.

NEUBERGER BERMAN INC. AND SUBSIDIARIES
STATEMENT OF INCOME BY SEGMENT (UNAUDITED)
FOR THE QUARTERS ENDING MARCH 31, 2000, DECEMBER 31, 1999 AND MARCH 31, 1999 (IN THOUSANDS, EXCEPT FOR ASSETS UNDER MANAGEMENT)


                                                            THREE MONTHS ENDED
                                                ---------------------------------------------             FAV (UNFAV)
                                                 ACTUAL                   PRO FORMA                       CHANGE FROM
                                                ---------        ----------------------------       --------------------------
                                                 MARCH 31,       DECEMBER 31,       MARCH 31,       DECEMBER 31,     MARCH 31,
                                                   2000             1999              1999             1999            1999
                                                ---------         ---------         ---------        ---------       ---------
PRIVATE ASSET MANAGEMENT

NET REVENUES AFTER INTEREST EXPENSE             $  73,539         $  65,718         $  63,100           11.9%          16.5%

NET INCOME BEFORE TAXES                         $  36,173         $  32,589         $  32,361           11.0%          11.8%


ASSETS UNDER MANAGEMENT (IN MILLIONS)           $  21,803         $  21,112         $  18,983            3.3%          14.9%

MARKET FLOWS (IN MILLIONS)
      Net assets additions (withdrawals)        $      53         $     (16)        $      24             N/A         120.8%
      Market appreciation                             638             1,997             1,054          (68.1%)        (39.5%)
                                                ---------         ---------         ---------
      Total increase                            $     691         $   1,981         $   1,078          (65.1%)        (35.9%)
                                                =========         =========         =========

MUTUAL FUNDS & INSTITUTIONAL

NET REVENUES AFTER INTEREST EXPENSE             $  55,754         $  54,785         $  62,506            1.8%         (10.8%)

NET INCOME BEFORE TAXES                         $  16,504         $  17,476         $  23,778           (5.6%)        (30.6%)


ASSETS UNDER MANAGEMENT (IN MILLIONS)           $  33,667         $  33,287         $  35,980            1.1%          (6.4%)

MARKET FLOWS (IN MILLIONS)
      Net assets withdrawals                    $  (1,211)        $  (2,128)        $  (2,087)          43.1%          42.0%
      Market appreciation                           1,591             3,090               385          (48.5%)        313.2%
                                                ---------         ---------         ---------
      Total increase (decrease)                 $     380         $     962         $  (1,702)         (60.5%)           N/A
                                                =========         =========         =========

PROFESSIONAL SECURITIES SERVICES

NET REVENUES AFTER INTEREST EXPENSE             $  26,119         $  23,014         $  20,010           13.5%          30.5%

NET INCOME BEFORE TAXES                         $   7,541         $   6,043         $   5,066           24.8%          48.9%


TOTAL

NET REVENUES AFTER INTEREST EXPENSE             $ 155,412         $ 143,517         $ 145,616            8.3%           6.7%

NET INCOME BEFORE TAXES                         $  60,218         $  56,108         $  61,205            7.3%          (1.6%)


ASSETS UNDER MANAGEMENT (IN MILLIONS)           $  55,470         $  54,399         $  54,963            2.0%           0.9%

MARKET FLOWS (IN MILLIONS)
      Net assets withdrawals                    $  (1,158)        $  (2,144)        $  (2,063)          46.0%          43.9%
      Market appreciation                       $   2,229         $   5,087         $   1,439          (56.2%)         54.9%
                                                ---------         ---------         ---------
      Total increase (decrease)                 $   1,071         $   2,943         $    (624)         (63.6%)           N/A
                                                ---------         ---------         ---------